                                                                               .
                                                                               .
                                                                               .

                                                                      EXHIBIT 21


                       EQUITY LIFESTYLE PROPERTIES, INC.
                         SUBSIDIARIES OF THE REGISTRANT

                                                  State of Incorporated
                                                     or Organization
                                                  ---------------------

MHC Operating Limited Partnership                      Illinois

MHC Financial Limited Partnership                      Illinois

MHC Financing Limited Partnership Two                  Delaware

Blue Ribbon Communities Limited Partnership            Delaware

MHC Lending Limited Partnership                        Illinois

MHC-DeAnza Financing Limited Partnership               Illinois

MHC Bay Indies, L.L.C.                                 Delaware

MHC Stagecoach, L.L.C.                                 Delaware

MHC Leasing Company, Inc.                              Delaware

MHC TT, Inc.                                           Delaware
